Exhibit F

                              Troutman Sanders LLP
                     600 Peachtree Street, N.E., Suite 5200
                             Atlanta, Georgia 30308



                                                  December 22, 1999


Securities and Exchange Commission
Washington, DC  20549

RE:  The Southern Company, et al.
     Statement on Form U-1
     File No. 70-9557

Ladies and Gentlemen:

     We are familiar with the statement on Form U-1 referred to above and are furnishing this opinion with respect to the proposed issuance and sale by The Southern Company ("Southern") of additional shares of its common stock, par value $5 per share, pursuant to the Southern Investment Plan, The Southern Company Employee Savings Plan and The Southern Company Employee Stock Ownership Plan (collectively, the "Plans"), as described in such statement on Form U-1.

     We are of the opinion that Southern is a validly organized and duly existing corporation under the laws of the State of Delaware and that, upon the issuance of your order or orders herein and upon compliance with the applicable provisions of the Securities Act of 1933, as amended, and the securities or "Blue Sky" laws of any jurisdiction applicable thereto and in the event that the proposed transactions by Southern are consummated in accordance with the terms of the respective Plans and such order or orders:

     (a) all State laws applicable to the proposed transactions by Southern will have been complied with;

     (b) the shares of common stock of Southern which are proposed to be issued and sold pursuant to the Plans will be validly issued, fully paid and non-assessable shares of common stock of Southern and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Certificate of Incorporation of Southern, as amended, defining such rights and privileges; and

     (c) the consummation of the proposed transactions by Southern will not violate the legal rights of the holders of any securities issued by Southern or any associate company thereof.

     We hereby consent to the use of this opinion in connection with the filing of such statement on Form U-1.

                                                     Very truly yours,

                                                     /s/ Troutman Sanders LLP

                                                     Troutman Sanders LLP